A-D Acquisition Holdings, LLC
                                 26 Main Street
                            Chatham, New Jersey 07928

                                                                   April 5, 2008

Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098

Ladies and Gentlemen:

     Reference is made to that certain (i) Equity Purchase and Commitment Agreement, dated August 3, 2007, as amended on December 10, 2007 (as may be amended or supplemented, the "Agreement"), by and among A-D Acquisition Holdings, LLC ("ADAH"), Harbinger Del-Auto Investment Company, Ltd., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Goldman, Sachs & Co. and Pardus DPH Holding LLC (together with ADAH, the "Investors"), on the one hand, and Delphi Corporation, on the other hand, (ii) Termination Notice Letter we delivered to you on April 4, 2008 (the "April 4 Termination Notice") and
(iii) waiver letter we delivered to you on February 28, 2008. Capitalized terms used herein and not defined, have the meanings set forth in the Agreement.

     As a supplement to the April 4 Termination Notice, this letter constitutes a notice of an additional ground for termination of the Agreement in accordance with Section 12(d)(iii) of the Agreement. This termination notice is without prejudice to (i) any Investor's ability to assert any other rights under the Agreement and (ii) the April 4 Termination Notice.

     As you know, the undersigned has been actively engaging in discussions to resolve our outstanding issues in a mutually acceptable manner, including mutually acceptable alternative transactions and will continue to actively engage in such discussions, including considering transactions in which ADAH would participate in a capacity different than currently envisioned by the Agreement.

                            [Signature page follows]

                                                   A-D ACQUISITION HOLDINGS, LLC


                                                   By:  /s/ David A. Tepper
                                                       -------------------------
                                                   Name:
                                                   Title:

John Sheehan/Sean Corcoran/David Sherbin      Andrew Rosenberg
Delphi Corporation                            Paul, Weiss, Rifkin,
5725 Delphi Drive                             Wharton & Garrison LLP
Troy, MI 48098                                1285 Avenue of the Americas
                                              New York, NY 10019-6064

Eric L. Cochran
Marie L. Gibson                               Osamu Watanabe
Skadden, Arps, Slate, Meagher & Flom LLP      Steve Smith
Four Times Square                             UBS Securities LLC
New York, NY 10036                            299 Park Avenue
                                              New York, NY 10171
John Wm. Butler, Jr.
George Panagakis
Skadden, Arps, Slate, Meagher & Flom LLP      Leslie N. Silverman
333 West Wacker Drive                         Cleary Gottlieb Steen &
Chicago, IL 60606                             Hamilton LLP
                                              One Liberty Plaza
                                              New York, NY 10006
James Bolin
A-D Acquisition Holdings, LLC
c/o Appaloosa Management L.P.                 Sandip Khosla
26 Main Street                                Donald Mullen
Chatham, NJ 07928                             Goldman, Sachs & Co.
                                              1 New York Plaza
Philip A. Falcone                             New York, NY 10004
Harbinger Del-Auto Investment Company, Ltd.
c/o Harbinger Capital Partners                Robert Reeder
Offshore Manager, LLC                         Sullivan & Cromwell LLP
555 Madison Avenue, 16th Floor                125 Broad Street
New York, NY 10022                            New York, NY 10004

General Counsel                               Timothy Bass
Harbert Management Corporation                Pardus DPH Holding LLC
1 Riverchase Parkway South                    590 Madison Avenue
Birmingham, AL 35244                          Suite 25E
                                              New York, NY 10022
Lynn Toby Fisher/Benjamin Mintz
Kaye Scholer LLP                              Rachel C. Strickland
425 Park Avenue                               Morgan D. Elwyn
New York, NY 10022                            Willkie Farr & Gallagher LLP
                                              787 Seventh Avenue
Robert Spork / Rick Morris                    New York, NY 10019-6099
Merill Lynch, Pierce,
Fenner & Smith Incorporated
4 World Financial Center
New York, NY 10080